Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) dated as of February___, 2018 (“Effective Date”) is entered into by and between TG BROTHERS, LLC, a California limited liability company (“Landlord”) and RINGCNTRAL, INC., a Delaware corporation (“Tenant”) with reference to the following:

R E C I T A L S

A. Landlord and Tenant are parties to that certain Commercial Lease Agreement (C.A.R. Form CL, revised 12/15) dated for reference purposes only May 17, 2017, including all addenda thereto (“Original Lease”), pursuant to which Tenant leases from Landlord Premises consisting of a portion of the building located at 19 Davis Drive, Belmont, California (“Building”), as more particularly described in the Original Lease (the “Original Premises”).

B.Landlord and Tenant desire to amend the Lease to, among other things, to (i) expand the Original Premises to include the remainder of the Building, and (ii) establish the base monthly rental rate for the expanded Premises.

A G R E E M E N T

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.References.All references to the “Lease” appearing in this Amendment or in the Original Lease shall mean the Original Lease as amended by this Amendment. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Lease.

2.Lease of Expansion Space.

a.Effective as of July 1, 2018 (the “Expansion Date”), the Premises demised by the Lease are expanded to include approximately 8,754 square feet of space (the “Expansion Space”), representing the remaining rentable square footage of the Building not currently leased by Tenant under the Original Lease, as depicted on Exhibit A-1 attached hereto. For clarification purposes, the term for the Expansion Space shall be coterminous with the term of the Original Premises, and shall expire on the July 31, 2021 as indicated in Paragraph 2A of the Original Lease. From and after the Expansion Date, the term “Premises” where used in the Lease shall include the Expansion Space. Landlord and Tenant agree that the rentable square footage of the Expansion Space as set forth in this paragraph shall be conclusive and binding on the parties hereto.

b.On the Expansion Date, Landlord shall deliver the Expansion Space to Tenant in broom clean condition with all Building systems (including HVAC) in good working order. The Building’s common areas, including all elevators, stairwells, exiting areas and access points, lobby area, parking lots and other exterior area shall be in good working order and in compliance with Laws including as required to permit Tenant’s construction of the Expansion Space Improvement (as defined in Paragraph 6 below).

3.Tenant’s Share; Property Operation Expenses.Effective as of the Expansion Date, Tenant’s Share shall be amended to mean 100%, and Tenant shall continue to pay the Property Operating Expenses in accordance with Section 14.A. of the Addendum to the Original Lease.

4.Base Rent.Effective as of the Expansion Date, and for the remainder of the Term of the Lease, Tenant shall pay Landlord Base Rent for the entire Premises, as follows:

Period	Monthly Base Rent
Expansion Date – July 31, 2018	$67,680.00 ($2.82 per RSF)
August 1, 2018 – July 31, 2019	$72,000.00 ($3.00 per RSF)
August 1, 2019 – July 31, 2020	$74,160.00 ($3.09 per RSF)
August 1, 2020 – July 31, 2021	$76,384.80 ($3.18 per RSF)

Effective as of the Expansion Date, the rent table in Paragraph 3.A(4) of the Addendum to the Original Lease shall be deemed replaced in its entirety with above table.

5.Security Deposit.Landlord acknowledges that it currently holds a Security Deposit in the amount of Forty Five Thousand Seven Hundred Thirty Eight Dollars and No/100 ($45,738.00) as security for the full and faithful performance by Tenant of its obligation under the Lease, and that no increase to the Security Deposit is required in consideration of this Amendment.

6.Tenant Improvements.Tenant shall be responsible for constructing all improvements in the Expansion Space as required to allow Tenant to use the Expansion Space for Tenant’s Use (the “Expansion Space Improvements”). All Expansion Space Improvements shall be constructed pursuant to plans and specifications reasonably approved by Landlord by a contractor selected by Tenant and reasonably approved by Landlord. Tenant shall not commence construction of the Expansion Space Improvements until the Expansion Date. Landlord shall provide an allowance of Eighty Seven Thousand Five Hundred Forty and No/100 ($87,540.00) (the “Expansion Space Improvement Allowance”) to be used by Tenant for the hard and soft costs of the Expansion Space Improvements. Upon receipt of invoices from Tenant, Landlord shall reimburse Tenant monthly from the Expansion Space Improvement Allowance for Tenant’s costs associated with the Expansion Space Improvements.

7.Parking.Effective as of the Expansion Date, Paragraph 8 of the Addendum to the Original Lease shall be revised to reflect that Tenant shall be provided exclusive use of all of the parking spaces for the property at no additional cost to Tenant.

8.Renewal Option.For clarification purposes, Tenant shall retain its Renewal Option as defined in Paragraph 2.C. of the Addendum to the Original Lease; provided, however such Renewal Option shall apply to the entirety of the Premises, as amended in this Amendment.

9.Right of First Offer to Lease. Paragraph 46 of the Original Lease is hereby deleted in its entirety and shall be of no further force or effect.

10.Certified Access Specialist Inspection.For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Expansion Premises has not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee of tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord, subject to Landlord’s reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards that are identified in a CASp inspection requested by Tenant; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as additional Rent, for the cost to Landlord of performing such improvements or repairs.

11.No Brokers.Each party hereby represents and warrants to the other party that neither party has entered into any agreement or taken any other action which might result in any obligation on the part of the other party to pay any brokerage commission, finder’s fee or other compensation with respect to this Amendment and each party making this representation agrees to indemnify and hold the other party harmless from and against any losses, damages, costs or expenses (including, without limitation, attorneys’ fees) incurred by reason of any breach or inaccuracy of such representation or warranty.

12.Miscellaneous.

a.Severability: If any provision of this Amendment or the application of any provision of this Amendment to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Amendment or the application of that provision to persons or circumstances other than those as to which is held invalid or unenforceable, will not be affected, and each provision of this Amendment will be valid and be enforced to the fullest extent permitted by law.

b.Entire Agreement. This Amendment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matters shall be effective for any purpose. Except for any subsequent amendments or modifications to the Lease made in accordance with the terms thereof, any agreement made after the date of this Amendment is ineffective to modify or amend the terms of this Amendment, in whole or in part, unless that agreement is in writing, is signed by the parties to this Amendment, and specifically states that that agreement modifies this Amendment.

c.Ratification.Except as otherwise specifically herein amended, the Original Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Original Lease and this Amendment, this Amendment shall control.

d.Attorneys’ Fees.Should either party institute any action or proceeding to enforce or interpret this Amendment or any provision thereof, for damages by reason of any alleged breach of this Amendment or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all cost and expenses, including actual attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include attorneys’ fees, accountants’ fees, and any and all consultants’ and other similar fees incurred in connection with the action or proceeding and preparations therefore. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

e.Authority.Each individual executing this Amendment on behalf of his or her respective party represents and warrants that he or she is duly authorized to execute and deliver this Amendment on behalf of said entity in accordance with the governing documents of such entity, and that upon full execution and delivery this Amendment is binding upon said entity in accordance with its terms.

f.Counterparts.This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Amendment may be delivered in executed form by way of electronic mail and portable document format, the exchange of which shall be binding upon the parties hereto as if the parties had delivered a fully executed original Amendment.

g.Electronic Signature Consent.THE PARTIES HERETO CONSENT AND AGREE THAT THIS SECOND AMENDMENT MAY BE SIGNED AND/OR TRANSMITTED BY FACSIMILE, E-MAIL OF A .PDF DOCUMENT OR USING ELECTRONIC SIGNATURE TECHNOLOGY (E.G., VIA DOCUSIGN OR SIMILAR ELECTRONIC SIGNATURE TECHNOLOGY), AND THAT SUCH SIGNED ELECTRONIC RECORD SHALL BE VALID AND AS EFFECTIVE TO BIND THE PARTY SO SIGNING AS A PAPER COPY BEARING SUCH PARTY’S HAND WRITTEN SIGNATURE. THE PARTIES FURTHER CONSENT AND AGREE THAT (1) TO THE EXTENT A PARTY SIGNS THIS DOCUMENT USING ELECTRONIC SIGNATURE TECHNOLOGY, BY CLICKING “SIGN”, SUCH PARTY IS SIGNING THIS SECOND AMENDMENT ELECTRONICALLY, AND (2) THE ELECTRONIC SIGNATURES APPEARING ON THIS SECOND AMENDMENT SHALL

BE TREATED FOR PURPOSES OF VALIDITY, ENFORCEABILITY AND ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES.

[Remainder of Page Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the Effective Date first referenced above.

“LANDLORD”

TG BROTHERS, LLC,

a California limited liability company

By:_/s/ Joann Wu_________________

Name:  Joann Wu____________________

Title:CEO_________________________

“TENANT”

RINGCENTRAL, INC.,

a Delaware corporation

By:/s/ David Sipes__________________

Name:David Sipes____________________

Title:Chief Operating Officer___________